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                                                                    Exhibit 23.1






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated August 23, 2000, accompanying the financial statements of Peoples Federal Savings Bank as contained in Amendment No. 1 to the Registration Statement SB-2 and Amendment No. 1 to the Form AC of PFS Bancorp, Inc. to be filed with the Securities and Exchange Commission and the Office of Thrift Supervision on or about August 2, 2001. We consent to the use of the aforementioned reports in the Registration Statements and Prospectus and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP

Cincinnati, Ohio
August 1, 2001